Exhibit 99.1

News Release

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard, Allentown, PA 18195-1501

www.airproducts.com

Form 10 Registration Statement Filed with the U.S. SEC for Air Products’

Electronic Materials Division Spin-off Company, Versum Materials

LEHIGH VALLEY, Pa. (July 28, 2016) – Air Products (NYSE:APD) has filed an amended Form 10 registration statement* with the United States Securities and Exchange Commission (SEC) for its Electronic Materials Division (EMD) spin-off company, Versum Materials**.

The filing includes detailed information about the business’ performance, including Versum audited combined financial statements and Versum unaudited pro-forma financial statements. With strong customer focus, high margins, low capital intensity, and strong cash flow, the filing also highlights Versum’s opportunities to capture additional, profitable growth.

“The filing with the SEC helps move Versum Materials forward to create a best-in-class, focused electronic materials company,” said Seifi Ghasemi, chairman, president and chief executive officer (CEO) of Air Products, who will also be Chairman of Versum Materials. “With this separation, each company will be able to focus on what it does best and capitalize on distinct opportunities for long-term growth and profitability.”

Subject to all regulatory approvals and approval by Air Products’ Board, Air Products is currently targeting a tax-free spin-off of Versum Materials shares to shareholders in October 2016. Versum Materials intends to have its common stock authorized for listing on the New York Stock Exchange, Inc.

“Versum’s goal is to be the partner of choice for the semiconductor industry, providing innovative products and expertise for next generation chips used in mobile devices, Internet of Things, and PCs,” said Guillermo Novo, who will be president and CEO of Versum Materials and a member of its Board of Directors. “Our filing is another step toward that ultimate goal, and it reflects our focus on always being Future Ready.”

With over $1 billion in sales in fiscal 2015, Versum Materials has approximately 1,900 employees, 14 manufacturing and six research and development facilities in the Americas and Asia, and serves more than 250 customers. Versum Materials is comprised of two primary business segments, Materials (74% of fiscal 2015 revenues) and Delivery Systems and Services (26% of fiscal 2015 revenues). It participates in six of seven key semiconductor process steps, supplying high purity specialty process gas, cleaners and etchants, slurries, organosilanes and organometallics deposition films, and equipment.

About Air Products

Air Products (NYSE:APD) is a world-leading Industrial Gases company celebrating 75 years of operation. The company’s core Industrial Gases business provides atmospheric and process gases and related equipment to manufacturing markets, including refining and petrochemical, metals, electronics, and food and beverage. Air Products is also the world’s leading supplier of liquefied natural gas process technology and equipment. The company’s Materials Technologies business serves the semiconductor, polyurethanes, cleaning and coatings, and adhesives industries.

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The company had fiscal 2015 sales of $9.9 billion and has a current market capitalization of more than $30 billion. Approximately 19,000 employees in 50 countries strive to make Air Products the world’s safest and best performing Industrial Gases company, providing sustainable offerings and excellent service to all customers. For more information, visit www.airproducts.com.

NOTE: This news release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements about the Company’s plans for completion of the spin-off, the expected benefits of the spin-off, the tax free nature of the spin-off, the prospects for the independent companies following the spin-off and the timing of the transaction. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release. Actual results may differ materially from the expectations expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, our ability to obtain or delays in obtaining regulatory approvals, Air Products’ decision not to consummate or decision to delay the spin-off due to market, economic or other events; our ability to fully realize the anticipated benefits of the spin-off; negative effects of the announcement or the consummation of the proposed spin-off on the market price of the company’s common stock; significant transaction costs and or unknown liabilities; general economic and business conditions that affect the companies in connection with the proposed spin-off; changes in capital market conditions; future opportunities that the Company’s board may determine present greater potential to increase shareholder value, the ability of our companies to operate independently following the spin-off; and other risk factors described in the Company’s amended Form 10 registration statement with the United States Securities and Exchange Commission on July 22, 2016. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this document to reflect any change in assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com.

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com.

EDITOR’S NOTES:

*	Air Products has filed its amended Form 10 registration statement with the SEC. The Form 10 is not yet effective and, as is customary, will be updated to provide additional information.
**	On September 16, 2015, Air Products’ Board of Directors announced its intention to separate Air Products’ Materials Technologies business into a newly formed company and to distribute the common stock of that company, Versum, to stockholders of Air Products on a pro-rata basis. On May 6, 2016, the Company announced that it had reached a definitive agreement to sell a portion of the Materials Technologies business, the Performance Materials business. The Air Products Board of Directors determined to proceed with the separation and distribution of the Electronic Materials business alone. The distribution is intended to be generally tax-free for U.S. federal income tax purposes, except for any cash received in lieu of fractional shares.